                                                                    Exhibit 3.83


                          CERTIFICATE OF INCORPORATION

                                       OF

                      ARMCO TERMINAL COMPANY

          FIRST:      The name of the Corporation is Armco Terminal Company.

          SECOND:     The address of its registered office in the State of
Delaware is No. 100 West Tenth Street, in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:      The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to one thousand dollars ($1,000).

          FIFTH:      The name and mailing address of the sole incorporator is
as follows:

               NAME                           MAILING ADDRESS
               ----                           ---------------

          Thomas H. Atkins               703 Curtis Street
                                            Middletown, Ohio  45043


          SIXTH:      The books of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by written ballot.

          SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and clarifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of April, 1982.



                                          /s/ Thomas H. Atkins
                                   ----------------------------------
                                          Thomas H. Atkins


                                   RECEIVED FOR RECORD
                                      May 17 1982
                                   LEO J. DUGAN, Jr., Recorder

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                  * * * * * *

          ARMCO TERMINAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, That the Certificate of Incorporation of ARMCO TERMINAL COMPANY be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

               "FIRST: The name of the corporation is:
          PEABODY TERMINALS, INC."


          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said ARMCO TERMINAL COMPANY has caused this certificate to be signed by its President and attested by its Secretary, this 1st day of March, 1984.



                                    By        [executed]
                                      ----------------------------
                                         President


ATTEST:



          [executed]
---------------------------------
       Asst. Secretary


                                         RECEIVED FOR RECORD
                                             May 12 1984
                                         LEO J. DUGAN, Jr.,

Recorder